EXHIBIT 21

ROWAN COMPANIES PLC
LIST OF SUBSIDIARIES
As of December 31, 2013

Company Name	Jurisdiction(s)
Atlantic Maritime Services LLC (fka Atlantic Maritime Services, Inc.)	USA (Delaware)
British American Offshore Limited	UK (England & Wales)
Great White Shark Limited	Gibraltar
Green Turtle Limited	Gibraltar
Manatee Limited	Malta
Manta Ray Limited	Malta
Marine Blue Limited	Gibraltar
Ralph Coffman Limited	Gibraltar
Ralph Coffman Luxembourg S.à r.l. (fka Rowan Financement S.à r.l.)	Luxembourg
RCI Drilling International, Inc.	Cayman Islands
RCI International, Inc.	Cayman Islands
RD International Services Pte Ltd.	Singapore
RDC Arabia Drilling, Inc.	Cayman Islands
RDC Drilling, Ltd.	Bermuda
RDC Malta Limited (fka RDC (Gibraltar) Limited	Gibraltar
RDC Holdings Luxembourg S.à r.l.	Luxembourg
RDC Marine, Inc.	USA (Texas)
RDC Offshore (Gibraltar) Limited	Gibraltar
RDC Offshore Luxembourg S.à r.l.	Luxembourg
RDC Qatar, Inc.	USA (Delaware)
Rowan 240C#3, Inc.	Cayman Islands
Rowan Angola Limitada	Angola
Rowan Austria GmbH	Austria
Rowan California S.à r.l.	Luxembourg
Rowan Canada Limited	Canada (Nova Scotia)
Rowan Cayman Holding Limited	Cayman Islands
Rowan Cayman Limited	Cayman Islands
Rowan Companies, Inc.	USA (Delaware)
Rowan Deepwater Drilling (Gibraltar) Limited	Gibraltar
Rowan do Brasil Servicos de Perfuracao Ltda.	Brazil
Rowan Drilling & Aviation (Netherlands) B.V.	The Netherlands
Rowan Drilling Americas Limited	UK (England and Wales)
Rowan Drilling Company, Inc.	USA (Texas)
Rowan Drilling Cyprus Limited	Cyprus
Rowan Drilling (Gibraltar) Limited	Gibraltar
Rowan Drilling Mexico, S. de R.L. de C.V.	Mexico
Rowan Drilling Norway AS	Norway
Rowan Drilling (Trinidad) Limited	Cayman Islands
Rowan Drilling Services Limited (fka Rowan Labor (Gibraltar) Limited)	Gibraltar
Rowan Drilling (U.K.) Limited	UK (Scotland)
Rowan Drilling US Limited	UK (England & Wales)

EXHIBIT 21

Company Name	Jurisdiction(s)
Rowan Egypt Petroleum Services LLC	Egypt
Rowan Finance LLC	USA (Delaware)
Rowan Finanz S.à r.l.	Luxembourg
Rowan Finanzeieren S.à r.l.	Luxembourg
Rowan Global Drilling Services Limited	Gibraltar
Rowan Gorilla V (Gibraltar) Limited	Gibraltar
Rowan Gorilla VII (Gibraltar) Limited	Gibraltar
Rowan Holdings Luxembourg S.à r.l.	Luxembourg
Rowan International, S. de R.L.	Panama
Rowan Marine Drilling, Inc.	Panama
Rowan Marine Services, Inc.	USA (Texas)
Rowan Middle East, Inc.	Cayman Islands
Rowan N-Class (Gibraltar) Limited	Gibraltar
Rowan No. 1 Limited	England & Wales
Rowan No. 2 Limited	England & Wales
Rowan North Sea, Inc.	Cayman Islands
Rowan Norway, Inc.	USA (Delaware)
Rowan Norway Limited (fka Rowan (Gibraltar) Limited)	Gibraltar
Rowan Offshore (Gibraltar) Limited	Gibraltar
Rowan Offshore Luxembourg S.à r.l.	Luxembourg
Rowan Petroleum, Inc.	USA (Texas)
Rowan Relentless Limited	Gibraltar
Rowan Reliance Limited	Gibraltar
Rowan Resolute Limited	Gibraltar
Rowan Renaissance Luxembourg S.à r.l.	Luxembourg
Rowan, S. de R.L. de C.V.	Mexico
Rowan Services LLC	USA (Delaware)
Rowan S116E#3, Inc.	Cayman Islands
Rowan S116E#4, Inc.	Cayman Islands
Rowan U.K. Services Limited	Cayman Islands
Rowan (UK) Relentless Limited	England & Wales
Rowan (UK) Reliance Limited	England & Wales
Rowan (UK) Renaissance Limited	England & Wales
Rowan UK Renaissance Onshore Limited	England & Wales
Rowan (UK) Resolute Limited	England & Wales
Rowan US Holdings (Gibraltar) Limited	Gibraltar
Rowandrill, Inc.	USA (Texas)
Rowandrill Labuan Limited	Labuan
Rowandrill Malaysia Sdn. Bhd.	Malaysia
Rowandrill, S. de R.L. de C.V.	Mexico
SKDP 1 Limited	Cyprus
SKDP 2 Limited	Cyprus
SKDP 3 Limited	Cyprus